Exhibit 99.2

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Unaudited Combined Financial Statements

As of December 31, 2012 and for the Three Months Ended December 31, 2012 and 2011

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Unaudited Combined Balance Sheet

(Dollars in thousands)

December 31,
2012
ASSETS

Current assets:
Cash and cash equivalents	$3,730
Accounts receivable	11,209
Deferred tax assets	48
Prepaid expenses and other current assets	16
Total current assets	15,003
Property and equipment, net	30
Total assets	$15,033

LIABILITIES AND PARENT COMPANY EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,052
Deferred revenue	7,517
Total current liabilities	12,569

Commitments and contingencies (Note 9)

Parent Company equity:
Parent Company investment	4
Accumulated earnings	176,353
Receivable from Parent Company (Note 4)	(173,893)
Total Parent Company equity	2,464
Total liabilities and Parent Company equity	$15,033

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Unaudited Combined Statements of Income

(Dollars in thousands)

	Three months ended December 31,
	2012	2011

Revenues	$21,657	$25,557

Operating expenses:
General servicing	6,522	6,655
Compensation and benefits	4,000	2,877
Occupancy and equipment	795	840
Technology and communications	261	56
Professional services	366	5
Depreciation	7	11
Selling, general and administrative	3,296	3,126
Total operating expenses	15,247	13,570

Income from operations	6,410	11,987
Other income:
Interest income	4	—
Total other income	4	—

Income before income taxes	6,414	11,987
Income tax provision	(2,324)	(4,214)

Net income	$4,090	$7,773

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Unaudited Combined Statement of Changes in Parent Company Equity

(Dollars in thousands)

	Parent		Receivable	Total Parent
	Company	Accumulated	from Parent	Company
	investment	earnings	Company	equity

Balance at September 30, 2012	$4	$172,263	$(175,222)	$(2,955)

Net income	—	4,090	—	4,090
Net change in receivable from Parent Company	—	—	1,329	1,329
Balance at December 31, 2012	$4	$176,353	$(173,893)	$2,464

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Unaudited Combined Statements of Cash Flows

(Dollars in thousands)

	Three months ended December 31,
	2012	2011

Cash flows from operating activities:
Net income	$4,090	$7,773
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	7	11
Changes in operating assets and liabilities:
Accounts receivable	(3,381)	1,344
Prepaid expenses and other current assets	(7)	(19)
Accounts payable and accrued expenses	(311)	(1,091)
Deferred revenue	(942)	(926)
Net cash flows (used in) provided by operating activities	(544)	7,092

Cash flows from investing activities:
Additions to property and equipment	—	(23)
Net cash flows used in investing activities	—	(23)

Cash flows from financing activities:
Net change in receivable from Parent Company	1,329	(5,990)
Net cash flows provided by (used in) financing activities	1,329	(5,990)

Net increase in cash and cash equivalents	785	1,079
Cash and cash equivalents at the beginning of the period	2,945	975
Cash and cash equivalents at the end of the period	$3,730	$2,054

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Notes to Unaudited Combined Financial Statements

1.  BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Beltline Road Insurance Agency, Inc. (“Beltline”), Power Default Services, Inc. (“Power Default”), Power REO Management Services, Inc. (“Power REO”) and Power Valuation Services, Inc. (“Power Valuation”) (collectively which may be referred to as Homeward fee-based businesses, the Companies, we, us or our) are wholly-owned subsidiaries of Homeward Residential, Inc. (“Homeward” or “Parent Company”).

The Homeward fee-based businesses were sold to Ocwen Financial Corporation (“Ocwen”) on December 27, 2012 (see Note 3).  Ocwen subsequently sold them to two wholly-owned subsidiaries of Altisource Portfolio Solutions S.A. (“Altisource”) on March 29, 2013 (see Note 10).

Basis of Presentation — The combined financial statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Homeward.  The combined financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

The combined financial statements include the assets, liabilities, revenues and expenses directly attributable to our operations.  All significant intercompany transactions and accounts between the Homeward fee-based businesses have been eliminated in combination.  Intercompany transactions between the Homeward fee-based businesses and Homeward have been included in the combined financial statements.

The combined financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.  The combined financial statements may not be indicative of the Homeward fee-based businesses’ future performance and do not necessarily reflect what their combined results of operations, financial position and cash flows would have been had the Homeward fee-based businesses operated as independent entities during the periods presented.

The interim combined financial statements do not include all the information and disclosures required in annual combined financial statements.  These interim combined financial statements should be read in conjunction with the audited combined financial statements as of September 30, 2012 and 2011 and for each of the fiscal years ended September 30, 2012, 2011 and 2010.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable — The Companies have no allowance for doubtful accounts as of December 31, 2012.  The carrying value of accounts receivable approximates fair value.

Property and Equipment, Net — There were no impairments during the three months ended December 31, 2012 or 2011.

Deferred Revenue — As of December 31, 2012, deferred revenue of $7.5 million comprised $1.9 million related to the marketing services agreement and $5.6 million related to insurance commission income on lender placed policies.  Beltline recognized insurance commission income of approximately $4.4 million and $5.1 million for the three months ended December 31, 2012 and 2011, respectively, included in Revenues in the unaudited combined statements of income.

Fair Value of Financial Instruments — Our financial instruments primarily include cash and cash equivalents, receivables, accounts payable and accrued expenses.  The carrying values of these financial instruments approximate their fair value due to the short-term nature of these instruments.

Defined Contribution 401(k) Plan — Our employees are eligible to participate in a defined contribution 401(k) plan sponsored by Homeward under which matching contributions equal to a set percentage of the employee’s contribution to the 401(k) plan are provided.  These costs are paid by Homeward and are charged to the respective businesses that employs each individual.  We recorded expense related to the employer match of $0.1 million for each of the three months ended December 31, 2012 and 2011, included in Compensation and benefits in the unaudited combined statements of income.

Income Taxes — The Companies have no uncertain tax positions at December 31, 2012.

3.  MERGER

On October 3, 2012, our Parent Company entered into a merger agreement with Ocwen pursuant to which Homeward and its subsidiaries will become a wholly owned subsidiary of Ocwen (the “Merger”).  The Merger was completed on December 27, 2012.  The carrying values of the Companies’ assets and liabilities prior to the Merger approximate their fair value after the Merger due to their short-term nature.

4.  TRANSACTIONS WITH RELATED PARTIES

Revenues

Substantially all of the Homeward fee-based businesses’ revenue is generated from provisioning services to the residential mortgage loan portfolio serviced by Homeward (now Ocwen, see Note 10).  Revenues related to these transactions are ultimately collected by the Homeward fee-based businesses from Homeward who collects from the underlying mortgagee or mortgage owner, if the mortgagee defaults.  These revenues and related costs may not be indicative of pricing or volume if the Companies were independent entities.

Corporate Allocations

The unaudited combined statements of income include certain allocated corporate expenses of the Parent Company attributable to the Companies.  These expenses include costs associated with legal, finance, treasury, accounting, human resources, employee benefits and insurance.  Corporate costs are allocated amounts prescribed in the administrative services agreement between the individual entity and Homeward.  Management believes the assumptions and methodologies underlying the allocation of expenses are reasonable.  Notwithstanding, the expenses allocated to the Companies may not reflect the expenses that would have been incurred if the Companies had been independent entities and had otherwise managed these functions.  Actual costs that may have been incurred had the Companies been operated as standalone companies would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  These allocated expenses are included in Selling, general and administrative expenses in the unaudited combined statements of income.  For the three months ended December 31, 2012 and 2011, allocated costs were approximately $3.2 million and $3.0 million, respectively.

Cash Management and Receivable from Parent Company

The Parent Company utilizes a centralized approach to cash management and financing of operations.  As a result of the Companies’ participation in the Parent Company’s central cash management program, all of the Companies’ cash receipts are remitted to the Parent Company and all cash disbursements are funded by the Parent Company.  Other transactions with the Parent Company and related affiliates include purchases and sales and miscellaneous other administrative expenses incurred by the Parent Company on behalf of the Companies.  The net amount of any receivable from or payable to the Parent Company, are reported as a Receivable from Parent Company in the combined balance sheet as a reduction to Parent Company equity as these amounts have no stated repayment terms and there was no intent that these amounts would be settled.  There are no interest charges associated with the intercompany account balances.  The net amount due to/from the Parent Company with the exception of $7.4 million was settled via a deemed distribution on the day before the Homeward fee-based businesses were sold to Altisource.

5.  ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

(in thousands)	December 31, 2012

Accounts receivable — Power Valuation	$5,329
Accounts receivable — Power Default	5,831
Accounts receivable — Miscellaneous	49

Total	$11,209

6.  PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

(in thousands)	December 31, 2012

Computer software and hardware	$94
Less: Accumulated depreciation	(64)

Total	$30

7.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

(in thousands)	December 31, 2012

Accounts payable — general	$3,868
Accrued expenses — salaries and benefits	1,134
Accrued expenses — general	50

Total	$5,052

8.  INCOME TAXES

Components of the Companies’ provision for income taxes are as follows:

	Three Months Ended December 31,
(in thousands)	2012	2011

Current:
Federal	$2,281	$4,138
State	43	76
	2,324	4,214
Deferred:
Federal	—	—
State	—	—
	—	—

Total	$2,324	$4,214

Income tax expense differs from the amount determined by applying the statutory federal rate of 35% to income before income taxes as follows:

	Three Months Ended December 31,
	2012		2011
(dollars in thousands)	(In dollars)	(In percentages)	(In dollars)	(In percentages)

Income taxes at federal statutory rates	$2,245	35.00%	$4,195	35.00%
State tax, net	79	1.23	19	0.16

Total	$2,324	36.23%	$4,214	35.16%

The tax effects of temporary differences that give rise to the Companies’ deferred tax assets and liabilities are as follows:

(in thousands)	December 31, 2012

Deferred tax assets:
Depreciation	$58
Accrued liabilities	132
Total deferred tax assets	190

Deferred tax liabilities:
Accrued liabilities	139
Prepaid expenses	3
Total deferred tax liabilities	142

Deferred tax assets, net	$48

Management has determined that a valuation reserve is not required for any of the deferred tax assets since it is more likely than not that these assets will be realized because of tax paid in prior years and future operations will generate sufficient taxable income to realize the deferred tax assets.  In assessing the realization of deferred taxes, management believes it is more likely than not that the deferred tax assets will be recognized in future periods through either a tax carryback to the previous two years or the generation of taxable income or the reversal of taxable temporary differences.  In assessing the likelihood of the generation of future taxable income, management considered current year results as well as management’s outlook for future taxable income.  The outlook was based on current and projected servicing revenue and management’s belief in the ability of the Companies to maintain a sufficient level of income over the periods in which the deferred tax assets are deductible.

The Companies’ major jurisdiction tax years that remain subject to examination are their U.S. Federal tax returns for the fiscal years ended September 30, 2009 through present, for which they are included in the return of the Parent Company.

9.  COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are involved in legal proceedings arising in the ordinary course of business.  We record a liability for litigation if an unfavorable outcome is probable and the amount of loss can be reasonably estimated, including expected insurance coverage.  For proceedings where a range of loss is determined, we record a best estimate of loss within the range.  When legal proceedings are material, we disclose the nature of the litigation and to the extent possible the estimate of loss or range of loss.  In the opinion of management, after consultation with legal counsel and considering insurance coverage where applicable, the outcome of current legal proceedings both individually and in the aggregate will not have a material impact on our financial condition, results of operations or cash flows.

10.  SUBSEQUENT EVENTS

Ocwen sold the Homeward fee-based businesses to two wholly-owned subsidiaries of Altisource on March 29, 2013 for $87.0 million.  As part of the acquisition, Ocwen agreed not to develop similar fee-based businesses that would directly or indirectly compete with services provided by Altisource relative to the Homeward servicing portfolio.  Additionally, the terms of certain service agreements between Altisource and Ocwen were amended to extend the term from 2020 to August 2025.

Management has evaluated subsequent events from the balance sheet date through June 7, 2013, the date at which the combined financial statements were available to be issued, and determined that there are not other items to disclose.